Exhibit 4.1

Execution Version

SILGAN HOLDINGS INC.

€600,000,000 4 1⁄4% Senior Notes due 2031

INDENTURE

Dated as of September 12, 2025

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

U.S. BANK EUROPE DAC, UK BRANCH

as Paying Agent

U.S. BANK EUROPE DAC

as Registrar and Transfer Agent

ii

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	[RESERVED]
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

iii

INDENTURE, dated as of September 12, 2025, among SILGAN HOLDINGS INC., a Delaware corporation, the Guarantors (as hereinafter defined), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee, U.S. BANK EUROPE DAC, UK BRANCH, as paying agent, and U.S. BANK EUROPE DAC, as registrar and transfer agent.

The Company, the Guarantors, the Trustee and the Agents agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as hereinafter defined) of the Company’s 4 1⁄4% Senior Notes due 2031 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Certain Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agency Agreement” means that certain Agency Agreement by and among the Company, U.S. Bank Europe DAC, UK Branch, as Paying Agent, and U.S. Bank Europe DAC, as Transfer Agent and Registrar, and the Trustee, dated as of the date hereof, as may be amended, restated and/or modified from time to time.

“Agent” means any Registrar, co-registrar, Paying Agent, Transfer Agent or additional Paying Agent.

“Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the then outstanding principal amount of the Note or (ii) the excess of (a) the present value at such redemption date of (x) the redemption price of the Note at September 15, 2027 (such redemption price being described in Section 3.07(e)) plus (y) all remaining required interest payments due on the Note through September 15, 2027 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Bund Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000.0 million.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. Notwithstanding the foregoing, if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bankruptcy Code” means Title 11 U.S.C., as now or hereinafter in effect, or any successor thereto.

“Bankruptcy Law” means the Bankruptcy Code or any similar Federal, state or foreign law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee of such Board of Directors.

“Board Resolution” means a copy of a resolution, certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Bund Rate” as selected by the Company with respect to any relevant date, means the rate per annum at the time of computation equal to the equivalent yield to maturity of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such relevant date where:

(1) “Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption notice date to September 15, 2027, and that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then-outstanding principal amount of the Notes and of a maturity date most nearly equal to September 15, 2027; provided, however, that, if the period from the date of such redemption notice to September 15, 2027 is less than one year, a fixed maturity of one year shall be used;

(2) “Comparable German Bund Price” means, with respect to any relevant date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or, if the Company obtains fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations;

(3) “Reference German Bund Dealer” means any dealer of German Bundesanleihe securities appointed by the Company in good faith; and

(4) “Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any relevant date, the average as determined by the Company of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference German Bund Dealer at 3:30 p.m. Frankfurt, Germany time on the third Business Day preceding the relevant date.

“Business Day” means any day except a Saturday, Sunday or other day on which banking institutions in The City of New York, the city of the Corporate Trust Office of the Trustee or London are authorized by law to close or required by law, regulation or executive order to close.

“Calculation Date” has the meaning provided in clause (b) of the definition of “Consolidated Secured Leverage Ratio”.

“Capital Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of the lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capital Lease Obligation” means the discounted present value of the rental obligations under a Capital Lease.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all Common Stock and preferred stock.

“Change of Control” means such time as:

(a) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Permitted Holders, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Company’s Voting Stock; and

(b) Permitted Holders beneficially own, directly or indirectly, less than 18% of the total voting power of the Voting Stock of the Company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s common stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such common stock.

“Company” means Silgan Holdings Inc., and any and all successors thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings and receivables financings, and net payments, if any, pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3) depreciation, all amortization, including amortization of goodwill and all other intangibles and other non-cash expenses, excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period (excluding rationalization or restructuring charges), of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(4) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication):

(1) the Net Income of any Person (other than us) that is not a Subsidiary or that is accounted for by the equity method of accounting except to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Subsidiary of the Person;

(2) the Net Income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, excluding the effect of restrictions contained in agreements in effect at the time any such Subsidiary is acquired by the specified Person;

(3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

(4) the cumulative effect of a change in accounting principles;

(5) any gains or losses (on an after-tax basis) attributable to asset dispositions (other than sales of inventory in the ordinary course of business);

(6) all extraordinary, unusual or non-recurring gains, charges, expenses or losses, including any charges in connection with the remeasurement of assets due to currency devaluations;

(7) any non-cash compensation expenses recorded from grants of stock options, restricted stock and other equity equivalents to officers, directors and employees;

(8) any impairment charge or asset write off or write down;

(9) net charges associated with or related to any restructurings or rationalizations;

(10) (A) all financial advisory fees, accounting fees, legal fees and similar advisory and consulting fees and related costs and expenses of the Company and its Subsidiaries, including the amount of any write-off of deferred financing costs or debt discount or issuance costs and the amount of charges related to any premium paid in connection with repurchasing or refinancing Indebtedness and (B) all fees, costs and expenses incurred as a result of, or in connection with, acquisitions, mergers, investments, refinancings, recapitalizations, option buy-outs, redemptions, tenders, amendments, waivers or other modifications of Indebtedness, asset dispositions, equity issuances or stock sales and the incurrence or issuance of Capital Stock or Indebtedness (in each case whether or not consummated); provided that (A) and (B) shall be determined in accordance with GAAP and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related acquisition, merger, investment, refinancing, recapitalization, option buy-out, redemption, tender or asset disposition, equity issuance or stock sale;

(11) expenses incurred by the Company or any Subsidiary to the extent reimbursed or reimbursable within eighteen (18) months (as determined in good faith by the Company’s chief financial officer) in cash by a third party;

(12) all other non-cash charges, including unrealized gains or losses on agreements with respect to Hedging Obligations;

(13) the amount of all payments made in connection with severance packages, accelerated payments of long-term incentive awards or equity compensation, cash payments to any employees in connection with any sale of a business or assets, cash payments in lieu of anticipated equity awards, vested options, pro-rated bonuses, retention payments and any additional amounts paid with respect to any increased payments for taxes in connection with any acquisitions or dispositions (including in connection with the closing of any of the Company or any of its Subsidiaries’ then existing facilities in connection with any acquisition or disposition);

(14) the amount of any non-cash foreign currency losses, including those related to intercompany loans;

(15) to the extent not otherwise excluded from the calculation of Consolidated Net Income, the impact of Accounting Standards Codification 715-60;

(16) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(17) costs in connection with strategic initiatives, new facility startups, transition costs and other business optimization and information systems related fees, costs and expenses (including non-recurring employee bonuses in connection therewith and the separation and eventual disposal of businesses or lines of businesses);

(18) the amount of any accelerated equity compensation in the case of any death, disability, retirement or termination of employment or services of any current or former employee, officer, manager or director; and

(19) the amount of cash and non-cash costs, charges, accruals, reserves or expenses attributable to rationalizations, footprint optimizations (including plant or facility closings), cost savings initiatives, operating expense reductions, integration programs and other restructurings (including employee retention and bonus payments in connection with any of the foregoing).

“Consolidated Net Tangible Assets” means, with respect to any specified Person as of any date, the total assets of such Person and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Subsidiaries is available as of that date, minus (a) all current liabilities of such Person and its Subsidiaries reflected on such balance sheet (excluding any revolving loans pursuant to the Credit Agreement and current liabilities for borrowed money having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower) and (b) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets of such Person and its Subsidiaries reflected on such balance sheet, as determined on a consolidated basis in accordance with GAAP.

“Consolidated Secured Indebtedness” means, with respect to any specified Person as of any date, (a) the total amount of Indebtedness of such Person and its Subsidiaries as of the most recent consolidated balance sheet of such Person and its Subsidiaries that is available as of that date that is secured by a Lien on the assets or property of such specified Person or upon shares of Capital Stock or Indebtedness of any of its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, plus (b) the total amount of Capital Lease Obligations of such Person and its Subsidiaries as of the most recent consolidated balance sheet of such Person and its Subsidiaries that is available as of that date, as determined on a consolidated basis in accordance with GAAP, plus (c) the total amount of Attributable Debt in respect of Sale and Leaseback Transactions of such Person and its Subsidiaries as of such date.

“Consolidated Secured Leverage Ratio” means, with respect to any specified Person as of any date, the ratio of (a) the Consolidated Secured Indebtedness, net of cash and cash equivalents, of such Person as of such date to (b) the Consolidated Cash Flow of such Person for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available. In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness that is secured by a Lien on Principal Property of such Person or upon shares of stock or Indebtedness of any of its Subsidiaries (other than ordinary working capital borrowings) subsequent to the commencement of the period for which such Consolidated Cash Flow is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Secured Leverage Ratio is made (the “Calculation Date”), then the Consolidated Secured Leverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Consolidated Secured Leverage Ratio:

(1) (A) acquisitions and dispositions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and giving effect to the application of proceeds from any dispositions, and (B) investments, rationalizations, operating improvements, restructurings, cost saving initiatives or business expansions made or announced by the specified Person or any of its Subsidiaries, each during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on the basis of the foregoing and without giving effect to clause (3) of the proviso set forth in the definition of “Consolidated Net Income”; and

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

provided that to the extent that clause (1) or (2) of this paragraph requires that pro forma effect be given to an acquisition, disposition, investment, rationalization, operating improvement, restructuring, cost saving initiative, business expansion or discontinued operations, as applicable, such pro forma calculation shall be made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt and without duplication, cost savings, synergies, operational efficiencies and operating expense reductions that are expected to be realized within 24 months resulting from such acquisition, disposition, investment, rationalization, operating improvement, restructuring, cost saving initiative or business expansion whether or not such cost savings, synergies, operational efficiencies or operating expense reductions would be allowed under Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC).

“Consolidated Tangible Assets” means, with respect to any specified Person as of any date, the total assets of such Person and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Subsidiaries is available as of that date, minus all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets of such Person and its Subsidiaries reflected on such balance sheet, as determined on a consolidated basis in accordance with GAAP.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office” means the principal office of the Trustee and/or Agent at which its corporate trust business at any time shall be administered, which office as of the date hereof (i) solely for the purposes of surrender for registration of transfer or exchange or for presentation for payment or repurchase or for conversion is located at the address provided for in Section 12.02 hereof, and (ii) for all other purposes is located at 1 Federal Street, 3rd Floor, Boston, MA 02110, United States of America, Attention: Global Corporate Trust – Silgan Holdings Inc., or such other address as to which the Trustee and/or the Agents may give notice to the Company or the principal corporate trust office of any successor Trustee or Agent.

“Credit Agreement” means the amended and restated credit agreement dated as of March 24, 2017, as amended, by and among the Company, Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Dispensing Systems Holdings Company, Silgan International Holdings B.V. and such other borrowers party thereto, Wells Fargo Bank, National Association, as administrative agent (and any successor thereto), and the various lenders party thereto, together with the related documents thereto (including without limitation any guarantees and security documents), in each case as the Indebtedness under such agreements may be increased and such agreements may be amended (including any amendment and restatement thereof), supplemented, renewed, extended, substituted, replaced or otherwise modified from time to time, including any agreement extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are the Company’s Subsidiaries) all or any portion of the Indebtedness under such agreement or any successor agreement, as such agreement may be amended, renewed, extended, substituted, replaced, restated and otherwise modified from time to time.

“Credit Agreement Obligations” means (i) the “Obligations” as defined in the Credit Agreement and (ii) the “Obligations” as defined in the US Pledge Agreement (as defined in the Credit Agreement).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Derivative Instrument” means, with respect to a Person, any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Regulated Bank or Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to Notes issuable or issued, in whole or in part, in global form, the common depositary with respect to the Notes, and any and all successors thereto, appointed by Euroclear and Clearstream.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is: (1) required to be redeemed prior to the Stated Maturity of the Notes; (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes; or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes. Any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if: (1) the “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions of Section 4.09 hereto; and (2) such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.09 hereto.

“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Euro” means the lawful currency of participating member states of the European Union.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Notes” means the Company’s 1.4% Senior Secured Notes due 2026, the 4 1⁄8% Senior Notes due 2028 and the 2 1⁄4% Senior Notes due 2028.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined (except with respect to amounts less than $5.0 million) in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board of Directors resolution.

“Fitch” means Fitch Ratings Inc. and any successor to its rating agency business.

“Foreign Subsidiary” means each Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Company’s audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, as of the Issue Date; provided that at any date after the Issue Date, the Company may by written notice to the Trustee make an election to establish that GAAP means GAAP as in effect on a date that is after the Issue Date and on or prior to the date of such election. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Government Obligations” means securities that are:

(1) a direct obligation of any member nation of the European Union whose official currency is the Euro for the payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of any member nation of the European Union whose official currency is the Euro, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such member nation, as applicable, which are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means any guarantee by a Guarantor of the Notes.

“Guaranteed Indebtedness” has the meaning provided in Section 4.11(a) hereto.

“Guarantor” means each of the Company’s direct and indirect Restricted Subsidiaries that guarantees the Credit Agreement Obligations.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (1) any interest rate protection agreements including, without limitation, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (2) any foreign exchange contracts, currency swap agreements or other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign exchange rates; (3) any commodity futures contract, commodity option or other similar arrangement or agreement designed to protect such Person against fluctuations in the prices of commodities; and (4) indemnity agreements and arrangements entered into in connection with the agreements and arrangements described in clauses (1), (2) and (3) above.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, in respect of borrowed money, whether evidenced by credit agreements, bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any Principal Property of the specified Person or upon the shares of Capital Stock or Indebtedness of any Subsidiary of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person or any liability of any person, whether or not contingent and whether or not it appears on the balance sheet of such Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of: (a) the fair market value (as determined in good faith by the Board of Directors) of such assets at the date of determination; and (b) the amount of the Indebtedness of the other Person.

For avoidance of doubt: (i) a letter of credit or analogous instrument will not constitute Indebtedness until it has been drawn upon and (ii) the term “Indebtedness” shall not include (A) contingent obligations, accrued expenses, asset retirement obligations and trade payables, in each case, in the ordinary course of business; (B) in connection with the purchase by the Company or any of its Subsidiaries of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after closing; provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; (C) any contingent obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes; (D) any prepayments of deposits received from clients or customers in the ordinary course of business; or (E) obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the Issue Date or in the ordinary course of business.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first €600.0 million aggregate principal amount of the Notes issued under this Indenture on the Issue Date.

“Initial Purchasers” means Merrill Lynch International, J.P. Morgan Securities plc, Mizuho International plc, Wells Fargo Securities International Limited, SMBC Bank International plc, Coöperatieve Rabobank U.A., Truist Securities, Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Fifth Third Securities, Inc., M&T Securities, Inc., Raiffeisen Bank International AG, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., RBC Europe Limited and Scotiabank (Ireland) Designated Activity Company.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Investment Grade” means a rating of “Baa3” or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of “BBB–” or better by S&P (or its equivalent under any successor rating categories of S&P), a rating of “BBB-” or better by Fitch (or its equivalent under any successor rating categories of Fitch) and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Issue Date” means September 12, 2025.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Long Derivative Instrument” means a Derivative Instrument (1) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (2) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of Euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Cash Proceeds” means with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold to the Company or any Restricted Subsidiary with recourse) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Income” means, with respect to any specified Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries;

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

(3) any one-time charges (including legal, accounting, debt issuance and debt retirement costs) resulting from the offering of the Initial Notes, the application of the net proceeds therefrom and the payment of related fees and expenses.

“Net Short” means with respect to a Holder or beneficial owner, as of a date of determination, either (1) the value of its Short Derivative Instruments exceeds the sum of (a) the value of its Notes plus (b) the value of its Long Derivative Instruments as of such date of determination or (2) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture; provided that unless the Additional Notes are fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will not be issued under the same Common Code or ISIN number as the Initial Notes and, unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, expenses (including any legal fees and expenses, and any interest, fees or expenses that accrue following the commencement of any insolvency or liquidation proceeding, whether allowed or allowable in such proceeding), indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to the Company, (i) the Chief Executive Officer, a President, any Vice President (including any Executive Vice President or Senior Vice President), the Chief Financial Officer, and (ii) any Vice President (including any Executive Vice President or Senior Vice President), the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

“Officers’ Certificate” means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof. Each such Officers’ Certificate shall include the statements provided for in Section 12.05 hereof.

“Opinion of Counsel” means a written opinion signed by legal counsel that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Holders” means any of the following persons:

(1) Mr. D. Greg Horrigan and Mr. R. Philip Silver;

(2) Affiliates, siblings, children and other lineal descendants, spouses or former spouses, widows or widowers and estates of either of the Persons referred to in clause (1) above;

(3) any trust having a majority of its beneficiaries be, or any foundation which is controlled by, one or more of the Persons referred to in clauses (1) or (2) above; and

(4) any Person a majority of the voting power of the outstanding Capital Stock of which is owned by one or more of the Persons referred to in clauses (1), (2) or (3) above.

“Permitted Liens” means (without duplication):

(1) Liens securing Indebtedness on any Principal Property existing at the time of its acquisition and Liens created contemporaneously with or within 360 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the later of (a) the acquisition or completion of construction or completion of substantial reconstruction, renovation, remodeling, expansion or improvement (each, a “Substantial Improvement”) of such Principal Property or (b) the placing in operation of such Principal Property after the acquisition or completion of any such construction or Substantial Improvement;

(2) Liens on property or assets or shares of Capital Stock or Indebtedness of a Person existing at the time it is merged, combined or amalgamated with or into or consolidated with, or its assets or Capital Stock are acquired by, the Company or any of its Subsidiaries or it otherwise becomes a Subsidiary of the Company; provided, however, that in each case (a) the Indebtedness secured by such Lien was not incurred in contemplation of such merger, combination, amalgamation, consolidation, acquisition or transaction in which such Person becomes a Subsidiary of the Company and (b) such Lien extends only to the Capital

Stock and assets of such Person (and Subsidiaries of such Person) and/or to property other than Principal Property or the Capital Stock or Indebtedness of any Subsidiary of the Company;

(3) Liens securing Indebtedness in favor of the Company and/or one or more of its Subsidiaries;

(4) Liens in favor of or required by a governmental unit in any relevant jurisdiction, including any departments or instrumentality thereof, to secure payments under any contract or statute, or to secure debts incurred in financing the acquisition or construction of or improvements or alterations to property subject thereto;

(5) Liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by that customer for goods produced or services rendered to that customer in the ordinary course of business and consignment arrangements (whether as consignor or as consignee), conditional sale, and title retention arrangements or similar arrangements for the sale or purchase of goods in the ordinary course of business;

(6) Liens securing the Credit Agreement Obligations in an aggregate principal amount not exceeding $4.0 billion;

(7) Liens existing on the Issue Date (excluding Liens securing the Credit Agreement Obligations);

(8) Liens to secure any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (1) through (7) above or clauses (11) or (13) below in this definition or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as (a) such Lien is limited to (i) all or part of substantially the same property which secured the Lien extended, renewed, refinanced, refunded or replaced and/or (ii) property other than Principal Property or the Capital Stock or Indebtedness of any Principal Property Subsidiary of the Company and (b) the amount of Indebtedness secured is not increased (other than by the amount equal to any costs, expenses, premiums, fees or prepayment penalties incurred in connection with any extension, renewal, refinancing, refunding or replacement);

(9) Liens in respect of cash in connection with the operation of cash management programs (including overdrafts), to implement cash pooling arrangements in the ordinary course of business or to cash-collateralize letters of credit and Liens associated with the discounting or sale of letters of credit and customary rights of set off, banker’s Lien, revocation, refund or chargeback or similar rights under deposit disbursement, concentration account agreements or under the Uniform Commercial Code or arising by operation of law;

(10) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing, discharging or redeeming Indebtedness of the Company or any of its Restricted Subsidiaries, and legal or equitable encumbrances deemed to exist by reason of negative pledges;

(11) additional Liens securing Indebtedness in an aggregate principal amount not to exceed, as of the date such Indebtedness is incurred, the greater of (x) the amount that would cause the Company’s Consolidated Secured Leverage Ratio to be greater than 4.00 to 1.00 as of such date of incurrence and (y) $4.0 billion plus, in the case of any refinancing of any credit facility, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

(12) Liens on or sales of receivables and customary cash reserves established in connection therewith;

(13) other Liens, in addition to those permitted in clauses (1) through (12) of this definition, securing Indebtedness having an aggregate principal amount (including all outstanding Indebtedness incurred pursuant to clause (8) above to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13)), measured as of the date of the incurrence of any such Indebtedness (after giving pro forma effect to the application of the proceeds therefrom), not to exceed 15% of the Company’s Consolidated Tangible Assets measured as of the date any such Indebtedness is incurred (after giving pro forma effect to the application of the proceeds therefrom and any transaction in connection with which such Indebtedness is being incurred);

(14) landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business (i) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the Company’s business or the business of its Restricted Subsidiaries, or (ii) with respect to amounts (a) not yet due and payable and delinquent or (b) being contested in good faith by appropriate proceedings;

(15) Liens for taxes, assessments or governmental charges or claims or other like statutory Liens that (a) are not yet due and payable and delinquent or (b) are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(16) (a) Liens in the form of easements, encroachments, licenses, right of ways, reservations, covenants, subdivisions, parcelizations conditions or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) that do not (i) secure Indebtedness or (ii) in the aggregate materially impair the value or marketability of the real property affected thereby or the occupation, use and enjoyment in the ordinary course of business by the Company and the Company’s Restricted Subsidiaries of such real property, (b) municipal and zoning ordinances and other land use and environmental regulations that are not violated in any material respect by the existing improvements and the present use made by the owner thereof of the premises, and (c) with respect to leasehold interests in real property, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of such leased property encumbering the landlord’s or owner’s interest in such leased property;

(17) Liens in the form of pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of Indebtedness) or leases, warranties, statutory or regulatory obligations or self-insurance arrangements arising in the ordinary course of business, banker’s acceptances, surety and appeal bonds, performance bonds and other obligations of a similar nature to which the Company or any Restricted Subsidiary is a party, in each case, made in the ordinary course of business;

(18) Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute a Default under this Indenture;

(19) Liens securing Hedging Obligations not entered into for speculative purposes (as determined by the Company in its reasonable discretion acting in good faith) or securing letters of credit that support such Hedging Obligations;

(20) Leases, subleases, licenses or sublicenses to third parties granted in the ordinary course of business;

(21) Liens securing Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, incurred in connection with the acquisition or disposition of any business, assets or Person;

(22) Liens or any encumbrance or restriction (including, but not limited to, put and call agreements and rights of first refusal) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(23) Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(24) Liens arising from financing statement filings under the New York UCC or equivalent statute of another jurisdiction regarding operating leases or supply chain financing arrangements entered into by the Company and its Restricted Subsidiaries;

(25) pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation; or other Liens that are unregistered and that secure amounts that are not yet due and payable and delinquent in respect of unpaid wages, vacation pay, employee or non-resident withholding tax source deductions, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers’ compensation, unemployment insurance, pension fund obligations and realty taxes;

(26) Liens to secure Capital Lease Obligations; provided that such Liens (a) are only in respect of the property or assets subject to, and secure only, the respective Capital Lease and (b) shall not exceed 20% of Consolidated Net Tangible Assets at such time, based on the most recently delivered financial statements pursuant to Section 4.03 hereof;

(27) Liens placed upon the assets of a Foreign Subsidiary to secure such Foreign Subsidiary’s Indebtedness; and

(28) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

For purposes of clauses (11) and (13) of this definition, (a) with respect to any revolving credit facility secured by a Lien, the calculation of the amount of Indebtedness that is outstanding thereunder as of any date of determination will be deemed to be the amount that is actually incurred and outstanding on such date of determination and (b) if a Lien by the Company or any of its Restricted Subsidiaries is granted to secure Indebtedness that was previously unsecured, such Indebtedness will be deemed to be incurred as of the date such Indebtedness is secured.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal Property” means any manufacturing plant or manufacturing facility owned by the Company or any of its Subsidiaries located within the continental United States that has a net book value in excess of 3.0% of the Company’s Consolidated Net Tangible Assets, other than any real property or permanent improvement thereon which, in the good-faith determination of the Board of Directors, is not material to the operation of the business conducted by the Company and its Subsidiaries, taken as a whole. For purposes of this definition, net book value will be measured at the time the relevant Lien is being created, at the time the relevant secured Indebtedness is incurred or at the time the relevant Sale and Leaseback Transaction is entered into, as applicable.

“Principal Property Subsidiary” means any Subsidiary that owns, operates or leases one or more Principal Properties.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch and (2) if either Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c) (2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency for Moody’s, S&P or Fitch or any of them, as the case may be.

“Rating Date” means the date that is 60 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control.

“Ratings Event” means the occurrence of the events described in (1), (2), (3) or (4) of this definition on, or within 60 days after the earlier of, (a) the occurrence of a Change of Control or (b) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies; provided that no such extension shall occur if, on such 60th day, the Notes are rated Investment Grade by at least one of the Rating Agencies and the rating is not under publicly announced consideration for a possible downgrade by such Rating Agency):

(1) if the Notes are rated by all three Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes shall be reduced so that the Notes are rated below Investment Grade by all three such Rating Agencies;

(2) if the Notes are rated by two Rating Agencies on the Rating Date as Investment Grade, the rating of the Notes shall be reduced so that the Notes are rated below Investment Grade by both such Rating Agencies;

(3) if the Notes are rated by only one Rating Agency on the Rating Date as Investment Grade, the rating of the Notes shall be reduced so that the Notes are rated below Investment Grade by all such Rating Agencies; or

(4) if the Notes are rated below Investment Grade by all Rating Agencies on the Rating Date, the rating of the Notes remain below Investment Grade by all such Rating Agencies.

Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of “Change of Control Repurchase Event”) if the Rating Agency or Rating Agencies, as applicable, making the reduction in rating to which this definition would otherwise apply does or do not announce or publicly confirm or inform the Company in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event).

“Regulated Bank” means an Approved Commercial Bank that is (1) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (2) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (3) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (4) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (3); or (5) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee, who customarily performs functions similar to those performed by any of the designated officers who shall have direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any of the Company’s Domestic Subsidiaries.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any arrangement with any other Person pursuant to which the Company or any of its Restricted Subsidiaries leases any Principal Property that has been or is to be sold or transferred by the Company or the Restricted Subsidiary to such other Person.

“Screened Affiliate” means any Affiliate of a Holder or, if the Holder is the Depositary or the Depositary’s nominee, of a beneficial owner, (1) that makes investment decisions independently from such Holder or beneficial owner and any other Affiliate of such holder that is not a Screened Affiliate, (2) that has in place customary information screens between it and such Holder or beneficial owner and any other Affiliate of such Holder or beneficial owner that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (3) whose investment policies are not directed by such Holder or beneficial owner or any other Affiliate of such Holder or beneficial owner that is acting in concert with such Holder in connection with its investment in the Notes and (4) whose investment decisions are not influenced by the investment decisions of such Holder or beneficial owner or any other Affiliate of such Holder or beneficial owner that is acting in concert with such Holders or beneficial owners in connection with its investment in the Notes.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Short Derivative Instrument” means a Derivative Instrument (1) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (2) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means, at any date of determination, any Subsidiary that: (1) for the Company’s most recent fiscal year, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries; or (2) as of the end of such fiscal year, was the owner of assets (excluding intercompany amounts that are eliminated in the Company’s consolidated financial statements in accordance with GAAP) constituting more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth in the Company’s most recently available consolidated financial statements for such fiscal year.

“Stated Maturity” means (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Trustee” means U.S. Bank Trust Company, National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. dollar” means the lawful currency of the United States of America.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“additional amounts”	3.09
“Authentication Order”	2.02
“Change in Tax Law”	3.10
“Change of Control Offer”	4.09
“Change of Control Payment”	4.09
“Change of Control Payment Date”	4.09
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“IRS”	3.09
“Legal Defeasance”	8.02
“Parent Entity”	4.03
“Paying Agent”	2.03
“Registrar”	2.03
“Tax Redemption Date”	3.10
“Taxes”	3.09
“Transfer Agent”	2.03

Section 1.03 [Reserved].

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” is not limiting;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions; and

(8) references to sections of or rules under the Securities Act or Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Trustee and the Agents, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or any custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

One Officer must sign the Notes for the Company by manual or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by one Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar, Transfer Agent and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company will also maintain a transfer agent with respect to the Notes (the “Transfer Agent”). The Transfer Agent is responsible for, among other things, facilitating any transfers or exchanges of beneficial interests in different Global Notes between Holders. The Company will give prompt written notice to the Trustee of any such co-Registrar or additional Paying Agents and of any change in the name or address of any such Registrar, Transfer Agent or Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, U.S. Bank Europe DAC shall act as such.

If and for so long as the Notes are listed on the Global Exchange Market and the rules of Euronext Dublin so require, the Company will publish a notice of any change of Paying Agent, Transfer Agent or Registrar with the Companies Announcement Office of Euronext Dublin (https://live.euronext.com). The applicable Paying Agent will make payments on the Notes on behalf of the Company.

The Company shall initially appoint Euroclear and Clearstream to act as Depositary with respect to the Global Notes.

The Company initially appoints U.S. Bank Europe DAC, UK Branch to act as Paying Agent with respect to the Notes held in global form and U.S. Bank Europe DAC to act as Registrar and Transfer Agent with respect to the Notes held in global form, in each case in accordance with the terms and conditions of the Agency Agreement. In acting hereunder and in connection with the Notes, the Paying Agent, the Registrar and the Transfer Agent shall act solely as agents of the Company, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder. The rights, powers, duties, obligations and actions of each Agent under this Indenture are several and not joint or joint and several.

Section 2.04 Paying Agent to Hold Money.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold funds for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as the Depositary and a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee and the Paying Agent; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Depositary notifies the Trustee and the Paying Agent in writing of its decision to exchange the Notes in the form of Global Notes for Notes in the form of Definitive Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).

Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Transfer Agent and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A) [reserved];

(B) [reserved];

(C) [reserved];

(D) The Transfer Agent and the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Transfer Agent and the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions, a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if :

(A) [reserved];

(B) [reserved];

(C) [reserved];

(D) the Transfer Agent and the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Transfer Agent and the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Registrar will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if :

(A) [reserved];

(B) [reserved];

(C) [reserved];

(D) the Transfer Agent and Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Registrar will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Registrar will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) [reserved];

(B) [reserved];

(C) [reserved];

(D) the Transfer Agent and the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) [Reserved].

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT, (2) AGREES TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE DATE OF ORIGINAL ISSUE HEREOF ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION PURSUANT TO REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (E) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE REGISTRAR MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE

REGISTRAR FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF U.S. BANK EUROPE DAC (“U.S. BANK EUROPE”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF U.S. BANK EUROPE OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF U.S. BANK EUROPE (AND ANY PAYMENT IS MADE TO U.S. BANK EUROPE OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF U.S. BANK EUROPE), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, U.S. BANK EUROPE, HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Registrar in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Registrar or by the Depositary at the direction of the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Registrar or by the Depositary at the direction of the Registrar to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate, Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company, the Paying Agent or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.09 and 9.05 hereof).

(3) Neither the Company nor the Registrar will be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) Upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by .pdf attachment or other electronic transmission.

(9) The transferor shall also provide or cause to be provided to the Trustee or any Agent all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under section 6045 of the Code. The Trustee and the Agents may rely on information provided to it and shall have no responsibility whatsoever to verify or ensure the accuracy of such information.

(10) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among a member of, or a direct or indirect participant in, Euroclear and/or Clearstream or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(11) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary. None of the Company, the Trustee, any Paying Agent or any Registrar will have any responsibility or liability for any aspect of the Depositary’s records relating to, or payments made on account of, beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any of the Depositary’s records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Notes or any transactions between the Depositary and beneficial owners of the Notes.

(12) All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the applicable procedures of the Depositary. The Trustee and the Agents shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee and the Agents shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium and additional amounts, if any, and interest, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof.

(13) Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any Agent from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Company and the Trustee receives evidence to their satisfaction of the ownership and destruction, loss or theft of any Note, the Company will issue, and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, will authenticate, a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, indemnity, security and/or an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company, the Trustee and/or the Agents may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by the Registrar, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Registrar in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Registrar for cancellation. The Registrar, Transfer Agent and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Registrar and the Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes in accordance with its internal policies and procedures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company upon its written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Registrar for cancellation.

Section 2.12 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be delivered to Holders a notice at his or her address as it appears in the records of the Registrar that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee or Registrar will select Notes for redemption or purchase in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed. If the Notes are not listed on a national securities exchange, then the Trustee will select Notes for redemption or purchase on a pro rata basis to the extent practicable, by lot or by such other method as the Trustee or Registrar shall deem fair and appropriate (or, in the case of Notes issued in global form pursuant to Article 2 hereof, based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate) by lot or by such other method that the Trustee in its sole discretion shall deem to be fair and appropriate (unless otherwise required by law or applicable stock exchange or common depositary requirements).

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of equal to €100,000 or an integral multiple of €1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Company will deliver or cause to be delivered to each Holder whose Notes are to be redeemed, in accordance with the procedures of the Depositary, a notice of redemption, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a replacement Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the Common Code or ISIN number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 30 days prior to the redemption date (or such shorter period as shall be satisfactory to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

In addition, if and for so long as any of the Notes are listed on the Official List of Euronext Dublin and admitted to trading on the Global Exchange Market and the rules of Euronext Dublin so require, any such notices to the Holders of the relevant Notes shall also be released by the Company through the Companies Announcement Office of Euronext Dublin and/or, to the extent and in the manner permitted by the rules of Euronext Dublin, on the official website of Euronext Dublin. The Company will also notify Euronext Dublin of any change in the principal amount of Notes outstanding in connection with any redemption.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price. Any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including but not limited to, completion of a sale of Capital Stock or other corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in their sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed and such redemption provisions may be adjusted to comply with any applicable requirements.

Section 3.05 Deposit of Redemption or Purchase Price.

On or prior to 4:00 p.m. (London time) on the Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time prior to September 15, 2027, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes issued under this Indenture (including any Additional Notes), upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 104.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the date of redemption (subject to the rights of Holders of the Notes on the relevant record date to receive interest on the relevant interest payment date) with the Net Cash Proceeds of one or more sales of the Company’s Capital Stock (other than Disqualified Stock); provided that:

(1) at least 50% of the aggregate principal amount of the Notes originally issued under this Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption; and

(2) notice of any such redemption is delivered within 180 days of each such sale of Capital Stock.

(b) At any time prior to September 15, 2027, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes redeemed, plus (ii) the Applicable Premium as of the applicable date of redemption, plus (iii) accrued and unpaid interest, if any, to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(c) At any time, in connection with any tender offer for, or other offer to purchase, the Notes, including a Change of Control Offer upon a Change of Control Repurchase Event, in the event that Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such notes in such tender offer (or other offer to purchase the Notes) and the Company, or any third party making such a tender offer (or other offer to purchase) in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 60 days following the expiration date of such tender offer (or other offer to purchase), to redeem all of the Notes that remain outstanding following such purchase at a redemption price in cash equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such tender offer (or other offer to purchase), plus, to the extent not included in the tender offer payment (or payment pursuant to another offer to purchase), accrued and unpaid interest, if any, to the date of redemption. In determining whether the Holders of at least 90.0% of the aggregate principal of the then outstanding Notes have validly tendered and not withdrawn such notes in a tender offer or other offer to purchase, such calculation shall include all Notes owned of such series by any of the Company’s Affiliates (notwithstanding any provision of this Indenture to the contrary).

(d) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to September 15, 2027.

(e) On or after September 15, 2027, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount of the Notes) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Notes

Year	Percentage
2027	102.125%
2028	101.0625%
2029 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest, if any, will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Neither the Trustee nor any Paying Agent shall have any obligation to calculate or verify the calculation of the redemption price pursuant to this Section 3.07. The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Section 3.08 Mandatory Redemption.

The Company is not required to make any mandatory redemption of the Notes or any sinking fund payments with respect to the Notes.

Section 3.09 Payment of Additional Amounts on the Notes.

All payments under or with respect to the Notes by or on behalf of the Company will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, assessments or other governmental charges (including, without limitation, penalties and interest and other similar liabilities related thereto) (“Taxes”) unless the withholding or deduction of such Taxes is required by law. If any withholding or deduction for, or on account of, any Taxes imposed or levied by or on behalf of the United States or any taxing jurisdiction thereof or therein will at any time be required to be made from any payments made by or on behalf of the Company under or with respect to the Notes, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Company will, subject to the exceptions and limitations set forth below, pay such additional amounts (the “additional amounts”) as will result in receipt by each beneficial owner of a Note that is not a United States person (as defined below) of such amounts (after all such withholding or deduction, including any such withholding or deduction from additional amounts) as would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(a) to any Taxes, to the extent such Taxes would not have been imposed but for the Holder (or the beneficial owner for whose benefit such Holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Holder, being considered as:

(1) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(2) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such Notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident or treated as a resident of the United States or being or having been present in the United States;

(3) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(4) being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the Code, or any successor provisions; or

(5) being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provisions;

(b) to any Taxes, to the extent such Taxes are imposed on or made with respect to any payment by the Company to a Holder that is not the sole beneficial owner of such Notes, or a portion of such Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(c) to any Taxes which would not have been imposed but for the failure of the Holder or beneficial owner of the Notes to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party, as a precondition to partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide Internal Revenue Service (“IRS”) Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8IMY (and related documentation) or any subsequent versions thereof or successor thereto) and such Holder or beneficial owner is legally eligible to provide such certification or other documentation;

(d) to any Taxes, to the extent such Taxes are imposed otherwise than by withholding from the payment;

(e) to any estate, inheritance, gift, sales, transfer, personal property, wealth or similar Taxes;

(f) to any Taxes, to the extent such Taxes would not have been imposed or levied but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(g) to any Taxes, to the extent such Taxes are imposed under sections 1471 through 1474 of the Code as of the Issue Date (or any amended or successor provisions that are substantively comparable and not materially more onerous to comply with), any regulations thereunder or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Code as of the Issue Date (or any amended or successor provisions described above) or any fiscal or regulatory legislation adopted pursuant to any intergovernmental agreement implementing the foregoing; or

(h) in the case of any combination of items (a) through (g) above.

In addition to the foregoing, the Company will pay and indemnify the Trustee, any Paying Agent, any other Agent, any Holder or beneficial owner for any present or future stamp, issue, registration, transfer, court, documentary, excise, property or similar Taxes levied by the United States or any taxing authority thereof or therein on the execution, delivery or registration of any of the Notes (other than on or in connection with a transfer of the Notes that occurs after the initial sale by the Initial Purchasers thereof), this Indenture or any other document or instrument referred to therein, or the receipt of any payments with respect thereto (limited, solely in the case of Taxes attributable to the receipt of any payments with respect thereto, to any such Taxes that are not excluded under clauses (a) through (c) and (e) through (g) or any combination thereof) or any such Taxes levied by any taxing jurisdiction on the enforcement of any of the Notes, this Indenture or any other document or instrument referred to herein.

If the Company becomes aware that the Company will be obligated to pay additional amounts with respect to any payment under or with respect to the Notes, the Company will deliver to the Trustee on a date at least 30 days prior to the date of payment (unless the obligation to pay additional amounts arises after the 30th day prior to that payment date, in which case the Company will notify the Trustee promptly thereafter) an Officers’ Certificate stating the fact that additional amounts will be payable and the amount estimated to be so payable. The Officers’ Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay additional amounts on the relevant payment date. The Trustee and the Paying Agent shall be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary. The Company will provide the Trustee and the Paying Agent with documentation reasonably satisfactory to the Trustee and the Paying Agent evidencing the payment of additional amounts.

The Company or the Paying Agent will make all withholdings and deductions required by law and will timely remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law. The Company will use reasonable efforts to obtain Tax receipts from each taxing authority evidencing the payment of any Taxes so deducted or withheld. The Company will furnish to the Trustee, within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing such payment or if, notwithstanding the Company’s efforts to obtain receipts, receipts are not obtained, other evidence of such payments reasonably satisfactory to the Trustee.

Whenever this Indenture mentions the payment of amounts based on the principal amount, interest or of any other amount payable under, or with respect to, Notes, such mention shall be deemed to include the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

The obligations described in this Section 3.09 will survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Company is then incorporated, organized, engaged in business or resident for tax purposes or any jurisdiction from or through which any payment under, or with respect to, the Notes is made by, or on behalf of, such Person, and any political subdivision or taxing authority or agency thereof or therein having the power to tax.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided in this Section 3.09, the Company will not be required to make any payment for any Taxes imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used in this Section 3.09, the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, any entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia, or any entity treated as an estate or trust for U.S. federal income tax purposes the income of which is subject to U.S. federal income taxation regardless of its source.

It is understood that neither the Trustee nor any Agent shall have any responsibility whatsoever to determine if a payment of additional amounts are due or to calculate or verify any such amounts.

Section 3.10 Redemption of Notes for Tax Reasons.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under such laws) of the United States or any taxing jurisdiction thereof or therein affecting taxation, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment has not been publicly announced before and becomes effective on or after September 3, 2025, the Company would become obligated, on the next date on which any amount would be payable in respect of the Notes, to pay additional amounts as described herein in Section 3.09 with respect to the Notes (such change or amendment, a “Change in Tax Law”), then the Company may at its option redeem, in whole but not in part, the Notes at any time upon giving not less than 10 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the Notes being redeemed to, but excluding, the date fixed by the Company for redemption (the “Tax Redemption Date”), and all additional amounts (if any) then due and that will become due on or before the Tax Redemption Date as a result of the redemption or otherwise.

The Company will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of the Notes were then due, and unless at the time such notice is given, the obligation to pay additional amounts remains in effect.

Prior to the publication or, where relevant, delivery of any notice of redemption of the Notes pursuant to the foregoing, the Company will deliver to the Trustee an Opinion of Counsel from independent tax counsel of recognized standing, the Company’s choice of such counsel to be subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld) to the effect that there has been such Change in Tax Law which would entitle the Company to redeem the Notes hereunder. In addition, before the Company publishes or delivers a notice of redemption of the Notes, as described above, the Company will deliver to the Trustee an Officers’ Certificate to the effect that the obligation to pay additional amounts cannot be avoided by taking reasonable measures available to the Company. The Trustee will accept, and shall be entitled to rely on, such Officers’ Certificate and Opinion of Counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders of the Notes.

Upon receiving such notice of redemption, each Holder will have the right to elect to not have its Notes redeemed, in which case the Company will not be obligated to pay any additional amounts on any payment with respect to such Notes after the Tax Redemption Date (or, if the Company fails to pay the redemption price on the Tax Redemption Date, after such later date on which the Company pays the redemption price) solely as a result of such Change in Tax Law that resulted in the obligation to pay such additional amounts, and all future payments with respect to such Notes will be subject to the deduction or withholding of such taxes required by law to be deducted or withheld as a result of such Change in Tax Law.

A Holder electing to not have its Notes redeemed must deliver to the Paying Agent a written notice of election so as to be received by the Paying Agent prior to the close of business on the Business Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the redemption price on the Tax Redemption Date, such later date on which the Company pays the redemption price). A Holder may withdraw any notice of election by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the redemption price on the Tax Redemption Date, such later date on which the Company pays the redemption price). If no election is made, the Holder will have its Notes redeemed without any further action.

ARTICLE 4

COVENANTS

FOR THE AVOIDANCE OF DOUBT, ALL COVENANT BASKET SIZES IN THIS ARTICLE 4, INCLUDING ANY DEFINITIONS RELATING THERETO, ARE AS DRAFTED IN U.S. DOLLARS.

Section 4.01 Payment of Notes.

The Company will pay or cause to be paid the principal of, premium on, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 4:00 p.m. (London time) on the Business Day prior to the due date (or such other time as the Company and the Paying Agent may mutually agree from time to time), money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company will pay interest (including post-petition interest in any insolvency or liquidation proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and interest on overdue installments of interest to the extent lawful, in each case at the rate specified in the Notes.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee, Transfer Agent or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Registrar.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

Whether or not the Company is then required to file reports with the SEC, it shall file with the SEC all such reports and other information as it would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act, if it were subject thereto. The Company shall supply the Trustee and each Holder of Notes or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information; provided, however, that availability of the foregoing materials on the SEC’s EDGAR service shall be deemed to satisfy the delivery obligations hereunder. Delivery of such filings, reports and other information to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers’ Certificates); and provided, further, that the Trustee shall have no obligation whatsoever to determine whether or not any filings or reports have been made.

If the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing all such reports and other information as the Company would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act within the time periods specified above that are applicable to a “non-accelerated filer” (as defined under the rules and regulations of the Exchange Act) unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

In addition, to the extent not satisfied by the foregoing, for so long as any Notes remain outstanding, the Company and the Guarantors will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

At any time when the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, none of such reports will be required to (i) comply with Sections 302, 404 and 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (ii) contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K, (iii) contain the separate financial information contemplated by Rules 3-10, 3-16, 13-01 or 13-02 of Regulation S-X promulgated by the SEC (or any successor rules) and (iv) provide financial statements (or any other disclosures under Regulation S-K or S-X) in interactive data format using the eXtensible Business Reporting Language.

Notwithstanding anything to the contrary set forth above, if any direct or indirect parent of the Company (“Parent Entity”) has provided the reports described in this Section 4.03 with respect to the Company or such Parent Entity, in either case, the Company shall be deemed to be in compliance with the provisions of this Section 4.03; provided that, to the extent such Parent Entity has any material operations, assets or liabilities separate and apart from its ownership of the Company, the same is accompanied by consolidating information that explains in reasonable detail the material differences between the information relating to the Parent Entity, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand, provided such information need not be audited and shall be made accessible promptly after the provision of such Parent Entity information.

Section 4.04 Compliance Certificate; Notices of Default.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year, which shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company’s performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.04, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If the Company does know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. In the event that the Company becomes aware of any Default or Event of Default the Company will give written notice thereof to the Trustee within five (5) Business Days of such Default or Event of Default.

Section 4.05 Taxes.

The Company will pay, and will cause each of its Significant Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay and Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07 Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien (other than Permitted Liens) upon any Principal Property or upon the Capital Stock or Indebtedness of any of its Principal Property Subsidiaries, in each case to secure Indebtedness of the Company, any Subsidiary of the Company or any other Person, without securing the Notes (together with, at the Company’s option, any other Indebtedness of the Company or any of the Company’s Subsidiaries ranking equally in right of payment with the Notes) equally and ratably with or, at the Company’s option, prior to, such other Indebtedness for so long as such other Indebtedness is so secured. Any Lien that is granted to secure the Notes under this Section 4.07 shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes under this Section 4.07.

Section 4.08 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

(2) the rights (charter and statutory), material licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole. Notwithstanding the foregoing, nothing in this Section 4.08 shall prohibit any Subsidiary of the Company from consolidating with, merging into, or selling, conveying, transferring, leasing or otherwise disposing of all or part of its property and assets to the Company or any Restricted Subsidiary of the Company.

Section 4.09 Offer to Repurchase at the Option of the Holders Upon Change of Control Repurchase Event.

(a) Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem the Notes as provided in Article 3 hereof within 60 days after the Change of Control Repurchase Event, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of that

Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to but excluding the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to the consummation of the Change of Control transaction, but after the public announcement thereof, the Company will send a notice to each Holder in accordance with the procedures of Euroclear and Clearstream, describing the transaction or transactions that constitutes the Change of Control Repurchase Event and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.09 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the repurchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);

(3) if the notice is sent prior to the date of consummation of the Change of Control transaction, that the Change of Control Offer is conditioned on the Change of Control Repurchase Event occurring prior to the Change of Control Payment Date;

(4) that any Note not tendered will continue to accrue interest;

(5) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(6) that Holders electing to have any Notes repurchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; and

(7) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to €100,000 in principal amount or an integral multiple of €1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached the Company’s obligations under this Section 4.09 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes equal to €100,000 or an integral multiple of €1,000 in excess thereof, properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Registrar the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased by the Company.

The Paying Agent will promptly deliver (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.

Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(c) Notwithstanding anything to the contrary in this Section 4.09, the Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.09 and repurchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.10 [Reserved].

Section 4.11 Limitation on Issuances of Guarantees by Restricted Subsidiaries.

(a) The Company will not permit any Restricted Subsidiary (other than the Guarantors), directly or indirectly, to guarantee any Indebtedness of the Company, other than Indebtedness under the Credit Agreement or other Indebtedness not to exceed $250.0 million in the aggregate, or any Indebtedness of any Guarantor (“Guaranteed Indebtedness”), unless (1) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the Guarantee of payment of the Notes by such Restricted Subsidiary in accordance with Article 10 hereof and (2) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until such time as the Notes have been paid in full in cash. This Section 4.11 shall not, however, be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

(b) If the Guaranteed Indebtedness is:

(1) equal in right of payment with the Notes, then the guarantee of such Guaranteed Indebtedness shall be equal in right of payment with, or subordinated to, the Guarantee; or

(2) subordinated in right of payment to the Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

(c) Any Guarantee by a Restricted Subsidiary, however, shall be automatically and unconditionally released and discharged as set forth in Section 10.04.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Company is the surviving corporation; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

This Section 5.01 will not apply to a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its Subsidiaries.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

Each of the following is an “Event of Default”:

(1) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium on, if any, the Notes;

(2) default in the payment when due of interest on the Notes and such default continues for a period of 30 days;

(3) failure by the Company, for 30 days after receipt of notice to the Company specifying the default from the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class, to comply with the provisions of Section 4.09 hereof;

(4) default by the Company or breach by the Company of any other covenant or agreement in this Indenture or the Notes (other than a default specified in clause (1), (2) or (3) above) and the default or breach continues for a period of 90 consecutive days after the Company receives written notice from the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of such other covenants or agreements in this Indenture;

(5) there occurs with respect to any issue or issues of the Company’s Indebtedness or the Indebtedness of any Significant Subsidiary (other than a receivables securitization entity) having an outstanding principal amount of $300 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists, or shall be created after the date of this Indenture:

(A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 45 days after the Company receives notice from the Trustee or Holders of at least 30% of the aggregate principal amount of Notes then outstanding of such acceleration; and/or

(B) the failure to make a principal payment at the final (but not any interim) fixed maturity (after giving effect to any grace period provided in such Indebtedness) and such defaulted payment shall not have been made, waived or extended within 45 days after the Company receives notice from the Trustee or Holders of at least 30% of the aggregate principal amount of Notes then outstanding of such payment default;

(6) any final judgment or order (not covered by insurance) for the payment of money in excess of $300 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be stayed, waived, paid or discharged, and there shall be any period of 90 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not stayed, waived, paid or discharged against all such Persons to exceed $300 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(7) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;

(8) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

(9) except as permitted by this Indenture, any Guarantee of a Significant Subsidiary, if any, is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, if any, denies or disaffirms its obligations under its Guarantee.

Section 6.02 Acceleration.

If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable.

Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest on the Notes then outstanding shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of Section 6.01 hereof has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of Section 6.01 shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the Holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

If an Event of Default specified in clause (7) or (8) of Section 6.01 hereof occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul such declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each, a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is the Depositary or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default, shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such noteholder’s Position Representation within five (5) Business Days of request thereof (a “Verification Covenant”). In any case in which the Holder is the Depositary or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Notes in lieu of the Depositary or its nominee and the Depositary shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee. In no event shall the Trustee have any liability or obligation to ascertain, monitor or inquire as to whether any Holder is Net Short and/or whether such Holder has delivered any Position Representation, Verification Covenant, Noteholder Direction, or any related certifications under this Indenture or in connection with the Notes or if any such Position Representation, Verification Covenant, Noteholder Direction, or any related certifications comply with this Indenture, the Notes or any other document. It is understood and agreed that the Company and the Trustee shall be entitled to conclusively rely on each representation, deemed representation and certification made by, and covenant of, each beneficial owner provided for in this paragraph. Notwithstanding any other provision of this Indenture, the Notes or any other document, the provisions of this paragraph shall apply and survive with respect to each beneficial owner notwithstanding that any such Person may have ceased to be a beneficial owner, this Indenture may have been terminated or the Notes may have been redeemed in full. Notwithstanding anything in this paragraph to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of bankruptcy or similar proceedings shall not require compliance with this paragraph. In addition, for the avoidance of doubt, this paragraph shall not apply to any Holder that is a Regulated Bank.

For the avoidance of doubt, each of the Trustee and any Paying Agent, Registrar and Transfer Agent shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to monitor, investigate, verify or otherwise determine if a Holder has a Net Short position or to inquire as to or investigate the accuracy of any Position Representation or determine whether it complies with the provisions of this Indenture, enforce compliance with any Verification Covenant, monitor any court proceedings undertaken in connection therewith, inquire if the Company will seek action to determine if a Directing Holder has breached its Position Representation, monitor or investigate whether any Default or Event of Default has been publicly reported, verify any statements in any officers’ certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise and shall have no liability for ceasing to take any action, staying an remedy or otherwise failing to act in accordance with a Noteholder Direction as provided for herein. Neither the Trustee, any Paying Agent, Registrar nor Transfer Agent shall have any liability to the Company, any Holder or any other Person in acting in good faith on a Noteholder Direction, or for determining whether any Holder has delivered a Position Representation, such Position Representation conforms with the requirements of this Indenture or any other agreement or any Holder is a Regulated Bank.

Each Holder by accepting a Note acknowledges and agrees that neither the Trustee, any Paying Agent, Transfer Agent nor the Registrar (nor any other agent) shall be liable to any Person for acting or refraining to act in accordance with (i) the foregoing provisions, (ii) any Noteholder Direction, (iii) any Officers’ Certificate or (iv) its duties under this Indenture as the Trustee may determine in its sole discretion.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, additional amounts, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default.

Section 6.05 Control by Majority.

The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of the other Holders of Notes that are not joining in the giving of such direction (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holders of Notes) and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06 Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given to the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 30% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders provide the Trustee security and/or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of indemnity and/or security; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not a Holder of a Note is using this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note).

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, additional amounts, if any, interest on, the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, if any, additional amounts, if any, interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and the Agents, and their respective agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Agents (including any claim for the reasonable and documented compensation, expenses, disbursements and advances of the Trustee and the Agents, and their respective agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including any Guarantor), its creditors or its property and shall be entitled and empowered to participate as a member in in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee and the Agents, and their respective agents and counsel, and any other amounts due the Trustee and the Agents under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and the Agents, and their respective agents and counsel, and any other amounts due the Trustee and the Agents under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee (including any predecessor trustee), the Agents, its agents and attorneys for amounts due under this Indenture, including, without limitation, under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Agents and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, additional amounts, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, additional amounts, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction in a final non-appealable decision that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and/or indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document; but upon the occurrence and continuation of any Default or Event of Default hereunder, the Trustee may, but shall not be obligated to, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee herein, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent, and each other agent, custodian and other Person employed by the Trustee to act hereunder.

(i) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(j) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(k) The permissive rights of the Trustee hereunder (in any of its capacities hereunder) shall not be construed as a duty.

(l) Unless otherwise expressly provided herein, any direction, certificate, certification, notice, instruction, agreement, order, evidence, notification, request, withdrawal of a request, or other communication to or for the Trustee (in any of its capacities hereunder) shall be made in writing.

(m) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer at the Corporate Trust Office, and such notice references the Notes, the Company and this Indenture.

(n) Except as expressly set forth herein, the Company will be responsible for making calculations called for under the Indenture and with respect to any Notes, including but not limited to determination of the interest rate, any redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Company will provide a schedule of their calculations to the Trustee or any Agent when requested by the Trustee or such Agent, and the Trustee and the Agents are entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification and shall be fully protected in relying upon such calculations.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Company’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, covenant or agreement of any Person, other than the Trustee, made in this Indenture.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will deliver to Holders of the Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, additional amounts, if any, interest on, any Note, the Trustee may (but shall not be obligated to) withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 [Reserved].

Section 7.07 Compensation and Indemnity.

(a) The Company will pay to the Trustee such compensation as shall be agreed upon in writing for its acceptance of this Indenture and its services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in addition to the compensation for its services in accordance with the written agreement(s) between the Company and the Trustee, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee for, and hold the Trustee harmless against, any and all losses, damages, claims, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of this trust and the performance of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision). The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld, conditioned or delayed. Any settlement which affects the Trustee may not be entered into without the consent of the Trustee, as applicable, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee.

(c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held by the Trustee in trust or by the Paying Agent to pay principal of, premium on, if any, or interest on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable Bankruptcy Law.

(f) “Trustee” for purposes of this Section shall include any predecessor Trustee and the directors, officers, employees and agents of the Trustee; provided, that, the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company, or the Holders of at least a majority in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will deliver a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and all obligations of the Guarantors with respect to the Guarantees, upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and the Agents hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08 4.09, 4.10, 4.11 and 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant

Defeasance means that, with respect to the outstanding Notes and Guarantees the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), (4), (5), (6) and (9) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Company must irrevocably deposit with the Trustee, in trust for the benefit of the Holders of the Notes, cash in Euros, Government Obligations, or a combination of cash in Euros and Government Obligations, in such amounts as will be sufficient, in the written opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, without consideration of any reinvestment of interest, to pay the principal of, premium on, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee and the Paying Agent an Opinion of Counsel confirming that:

(A) the Company has received from, or there has been published by, the IRS a ruling; or

(B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee and a Paying Agent an Opinion of Counsel confirming that the beneficial owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7) the Company must deliver to the Trustee and a Paying Agent an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust by the Trustee and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, additional amounts, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee, any Paying Agent or any other Agent against any tax, fee or other charge imposed on or assessed against the cash or Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Any money deposited with the Trustee in trust or any Paying Agent, or then held by the Company in trust, for the payment of the principal of, premium on, if any, additional amounts, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, additional amounts, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars, Euros or Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, without the consent of any Holder of Notes, the Company, the Guarantors, the Agents and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees:

(1) to cure any ambiguity, error, defect or inconsistency;

(2) to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 10 hereof;

(3) to make any change that would provide any additional rights or benefits to the Holders or does not materially and adversely affect the legal rights hereunder of any Holder;

(4) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act;

(5) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee or Agent;

(6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

(7) to allow any Restricted Subsidiary to execute a supplemental indenture and/or a Guarantee with respect to the Notes;

(8) to secure the Notes;

(9) to release any Lien granted in favor of the Holders pursuant to the first paragraph of Section 4.07 hereof upon release of the Lien securing the underlying obligation that gave rise to such Lien; or

(10) to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” section of the offering memorandum pursuant to which the Notes were offered to the extent that such a provision in such “Description of the Notes” section was intended to be a verbatim recitation of a provision to comply with any requirements of this Indenture or the Notes.

Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee and the Agents of the documents described in Sections 7.02 and 9.06 hereof, the Trustee and the Agents will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture or any amendment or supplement to the Notes or the Guarantees authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Agents will not be obligated to enter into such amended or supplemental indenture or any amendment or supplement to the Notes or the Guarantees that affects its own rights, duties, indemnities or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company, the Guarantors, the Agents and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.09 hereof), the Notes and the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee and the Agents of evidence satisfactory to the Trustee and the Agents of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and the Agents of the documents described in Sections 7.02 and 9.06 hereof, the Trustee and the Agents will join with the Company and the Guarantors in the execution of such amended or supplemental indenture or any amendment or supplement to the Notes or the Guarantees unless such amended or supplemental indenture or amendment or supplement to the Notes or the Guarantees directly affects the Trustee’s or the Agents’ own rights, duties, indemnities or immunities under this Indenture, the Notes or otherwise, in which case the Trustee or the Agents may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or such amendment or supplement to the Notes or the Guarantees.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) change the Stated Maturity of the principal of, or any installment of interest on any Note;

(2) reduce the principal amount of, or premium, if any, or interest on, any Note;

(3) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

(4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any Note;

(5) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend this Indenture;

(6) waive a Default in the payment of principal of, or premium, if any, or interest on the Notes;

(7) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for any waiver of compliance with Section 6.04;

(8) amend or modify any of the provisions of this Indenture in any manner which subordinates the Notes issued hereunder in right of payment to any of the Company’s other Indebtedness; or

(9) make any Note payable in money other than Euros (except to the extent that the Notes may be payable in U.S. dollars as described under Section 12.14).

Section 9.03 [Reserved].

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Registrar may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall,

upon receipt of an Authentication Order in accordance with Section 2.02 hereof, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee and Agents to Sign Amendments, etc.

The Trustee and the Agents will sign any amendment, supplement, waiver or release authorized pursuant to this Article 9 if the amendment, supplement, waiver or release does not affect the rights, duties, liabilities, indemnities or immunities of the Trustee or the Agents, as applicable. The Company may not sign an amended or supplemental indenture until the Board of Directors approves or authorizes it. In connection with any amendment, supplement, modification, waiver or release to be executed by the Trustee and the Agents, the Company will deliver to the Trustee and the Agents an Officers’ Certificate and an Opinion of Counsel, stating that such amendment, supplement, modification, waiver or release is permitted under this Indenture and that all conditions precedent under this Indenture relating thereto have been complied with, and such other documentation as is required by this Indenture. In executing any such amendment, supplement, modification, waiver or release, the Trustee and the Agents will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon such Officers’ Certificate and Opinion of Counsel.

ARTICLE 10

GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Agents and their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium on, if any, additional amounts, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee or the Agents hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

(b) Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(c) Each of the Guarantors, jointly and severally, hereby agree that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company or any other Guarantor, any right to require a proceeding first against the Company or any other Guarantor, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Agents, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Guarantee Evidenced by Indenture

The Guarantee of any Guarantor shall be evidenced solely by its execution and delivery of this Indenture (or, in the case of any Guarantor that is not party to this Indenture on the Issue Date, a supplemental indenture hereto) and not by an endorsement on, or attachment to, any Note or any Guarantee or notation thereof. Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04 Release and Discharge of Guarantee.

Any Guarantee by a Guarantor shall be automatically and unconditionally released and discharged upon:

(1) any sale, exchange or transfer to, including any merger or consolidation with, any Person that is not one of the Company’s Subsidiaries, of all of the Company’s and each Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Guarantor (which sale, exchange or transfer is not prohibited by this Indenture) or any sale or other disposition of all of the Capital Stock of a Guarantor, including by way of dividend of the Capital Stock of such Guarantor to the Company’s stockholders, to a Person that is not (either before or after giving effect to such transaction) the Company or its Subsidiary;

(2) the liquidation of such Guarantor in compliance with the applicable provisions of this Indenture;

(3) the release or discharge of the guarantee by, or direct obligation of, such Guarantor of Indebtedness under the Credit Agreement or the Existing Notes for any reason (including payment in full), or the release or discharge of such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for purposes of this provision, and that if any such guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to Section 4.11);

(4) a discharge of this Indenture in accordance with Article 11 or upon any Legal Defeasance or Covenant Defeasance of this Indenture;

(5) the merger or consolidation of any Guarantor with and into the Company or another Guarantor that is the surviving Person in such merger or consolidation; or

(6) such Guarantor ceasing to be a Subsidiary of the Company for any reason.

In the event that any Guarantee by a Guarantor is released or discharged in accordance with this Section 10.04, such Guarantor shall no longer have any obligations under Articles 8 and 9 of this Indenture.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture and the Notes will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(a) all of the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited with the Trustee in trust by the Company and thereafter repaid to the Company) have been delivered to the Registrar for cancellation; or

(b) all Notes not theretofore delivered to the Registrar for cancellation have become due and payable pursuant to an optional redemption notice or otherwise or will become due and payable within one year, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Registrar for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption together with irrevocable instructions from the Company directing the Trustee or the Paying Agent to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

(2) the Company has paid all other sums payable under this Indenture by the Company.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee and the Paying Agent stating that all conditions precedent to satisfaction and discharge have been satisfied, whereupon the Trustee will acknowledge in writing the satisfaction and discharge of this Indenture.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, additional amounts, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium on, if any, additional amounts, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

ARTICLE 12

MISCELLANEOUS

Section 12.01 Paying Agent.

(a) Payment. In order to provide for all payments due on the Notes as the same shall become due, the Company shall cause to be paid to the Paying Agent, if other than the Company or a Subsidiary, no later than 4:00 p.m. (London time) on the Business Day prior to the due date (or such other time as the Company and the Paying Agent may mutually agree from time to time) for the payment of principal of, premium and additional amounts, if any, or interest on any Note, at such bank as the Paying Agent shall previously have notified to the Company, immediately available funds sufficient to meet all payments due on such Notes. The Company hereby authorizes and directs the Paying Agent, from the amounts paid to it pursuant to this Section 12.01(a), to make or cause to be made all payments on the Notes in accordance with this Indenture. Such payments shall be made to the Holder or Holders of Notes in accordance with the terms of the Notes, the provisions contained in this Article 12, and the procedures of the Depositary. All interest payments in respect of the Notes will be made by the Paying Agent on the relevant Interest Payment Date (as set forth in the Notes) to the Holders in whose names the Notes are registered at the close of business (in London) on the record date specified in the Notes next preceding the Interest Payment Date or such other date as is provided in the Notes. So long as the Notes are represented by one or more global certificates and registered in the name of a nominee of the Depositary, all interest payments on the Notes shall be made by the Paying Agent by wire transfer of immediately available funds to such Holder. The Paying Agent, to the extent sufficient funds are available to it, will pay the principal of, premium and additional amounts, if any, on the Notes on the stated maturity date or on the redemption date, as the case may be, together with accrued and unpaid interest due at the stated maturity date or on such redemption date, if any, upon presentation and surrender of such Note on or after the stated maturity date or redemption date thereof to the Paying Agent, or as specified in the Notes. If for any reason the amounts received by the Paying Agent are insufficient to satisfy all claims in respect of all payments then due on the Notes, the Paying Agent shall forthwith notify the Company, and the Paying Agent shall not be obliged to pay any such claims until the Paying Agent has received the full amount of the monies then due and payable in respect of such Notes. If, however, the Paying Agent in its sole discretion shall make payment on the Notes on the stated maturity date or on the redemption date, as the case may be, or payments of interest or such other payments when otherwise due on the assumption that the corresponding payment by the Company has been or shall be made (it being understood that the Paying Agent shall have no obligation whatsoever to make any such payment) and the amount which should have been received by the Paying Agent is not received on such date, then the Company agrees forthwith on demand to reimburse, or cause the reimbursement of, the Paying Agent for the amount which should have been paid by the Company in order for the Paying Agent to make such payment, and pay interest thereon from the day following the date when the amount unpaid should have been received under this Indenture to the date when such amount is actually received (inclusive) at a rate equal to the cost of the Paying Agent of funding such amount, as certified by the Paying Agent and expressed as a rate per annum.

(b) The Paying Agent hereby agrees that:

(1) it will hold all sums held by it as Paying Agent for the payment of principal of, premium and additional amounts, if any, or interest on the Notes for the benefit of the Holders of the Notes entitled thereto, or for the benefit of the Trustee, as the case may be, until such sums shall be paid out to such Holders or otherwise as provided in Section 12.01 below and in this Indenture;

(2) it will promptly give the Trustee notice of a Company deposit for the payment of principal of, premium and additional amounts, if any, or interest on the Notes; and

(3) At any time after an Event of Default in respect of the Notes shall have occurred, the Paying Agent shall, if so required by notice in writing given by the Trustee to the Paying Agent: (y) thereafter, until otherwise instructed by the Trustee, act as an agent of the Trustee under the terms of this Indenture; and/or (z) deliver all Notes and all sums, documents and records held by the Paying Agent in respect of the Notes to the Trustee or as the Trustee shall direct in such notice; provided that such notice shall be deemed not to apply to any document or record which the Paying Agent is obliged not to release by any applicable law or regulation.

(c) Notwithstanding the foregoing, if any Note is presented or surrendered for payment to the Paying Agent and the Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, the Paying Agent shall as soon as is reasonably practicable notify the Company in writing of such presentation or surrender and shall not make payment against the same until it is so instructed by the Company and has received the amount to be so paid. In no event, shall the Paying Agent be obliged to make any payments hereunder if it has not received the full amount of any payment.

(d) In acting under this Article 12, the Paying Agent shall not (i) be under any fiduciary duty towards any person, (ii) be responsible for or liable in respect of the authorization, validity or legality of any Note amount paid by it hereunder (except to the extent that any such liability is determined by a court of competent jurisdiction to have resulted from the Paying Agent’s own willful misconduct, gross negligence or fraud as determined by a court of competent jurisdiction in a final non-appealable decision), (iii) be under any obligation towards any person other than the Trustee and the Company or (iv) assume any relationship of agency or trust for or with any Holder. The Paying Agent shall be entitled to treat the registered Holder of any Note as the absolute owner of such Note for all purposes and make payments thereon accordingly. The Paying Agent may exercise any of its rights or duties hereunder by or through agents or attorneys, and shall not be responsible for any misconduct thereof, provided such agent or attorney has been appointed with due care.

(e) The Paying Agent shall not exercise any lien, right of set-off or similar claim against any Holder of a Note in respect of moneys payable by it under this Article 12.

(f) At any time, the Paying Agent may apply to any duly authorized representative of the Company for a written instruction, and shall not be liable for an action lawfully taken or omitted to be taken in accordance with such written instruction. The Paying Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(g) The Paying Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(h) The Paying Agent shall be obliged to perform only such duties as are specifically set forth herein and in the Notes, and no implied duties or obligations shall be read into this Article 12, the Notes against the Paying Agent or the Agency Agreement. Money held by the Paying Agent need not be segregated except as required by law. The Paying Agent shall have no duty to inquire as to the performance of the covenants of the Company, nor shall it be charged with knowledge of any default or Event of Default under this Indenture.

(i) Notwithstanding any section of this Article 12 to the contrary, the Paying Agent will not in any event be liable for special, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Paying Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The Paying Agent, its officers, directors, employees and shareholders may become the owners of, or acquire any interest in, the Notes, with the same rights that it or they would have if it were not the Paying Agent, and may engage or be interested in any financial or other transaction with the Company as freely as if it were not the Paying Agent.

(k) The Paying Agent shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear instructions from the Company that comply with the terms of this Indenture. The Paying Agent may request that the Company provide it with the names, specimen signatures and direct dial phone numbers of its authorized persons.

(l) The fees, costs, expenses and disbursements of the Paying Agent incurred in connection with actions taken pursuant to the terms of this Indenture shall be payable by the Company to the Paying Agent in accordance with the Agency Agreement. The provisions of this Section shall survive the satisfaction and discharge of this Indenture and the Notes, the termination for any reason of this Indenture, and the resignation or removal of the Paying Agent. “Paying Agent” for purposes of this Section shall include each other Agent and the directors, officers, employees and agents of the Paying Agent and each Agent and any predecessor Paying Agent or other Agent; provided, however, that the gross negligence, willful misconduct or fraud of any Paying Agent or other Agent hereunder shall not affect the rights of any other Paying Agent or Agent hereunder.

Section 12.02 Notices.

Any notice or communication by the Company, any Guarantor, the Trustee or any Agent to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile or other electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Silgan Holdings Inc.

601 Merritt 7

Floor 1

Norwalk, Connecticut 06851

United States of America

Facsimile No.: (203) 975-4598

Attention: General Counsel

Email: fhogan@silgan.com

With a copy to:

Jenner & Block LLP

1155 Avenue of the Americas

New York, NY 10036-2711

United States of America

Facsimile: (212) 891-1699

Attention: Robert J. Rawn, Alexander J. May

Email: rrawn@jenner.com, AMay@jenner.com

If to the Trustee:

U.S. Bank Trust Company, National Association

1 Federal Street, 3rd Floor

Boston, MA 02110

United States of America

Email: glen.fougere@usbank.com

Attention: Global Corporate Trust – Silgan Holdings Inc.

If to the Registrar or Transfer Agent:

U.S. Bank Europe DAC

Block F1, Cherrywood Business Park

Cherrywood, Dublin 18

D18 W2X7, Ireland

Email: CDRM@usbank.com

Attention: Relationship Management – Silgan Holdings Inc.

If to the Paying Agent:

U.S. Bank Europe DAC, UK Branch

125 Old Broad Street, 5th Floor

London

EC2N 1AR, United Kingdom

Email: CDRM@usbank.com

Attention: Relationship Management – Silgan Holdings Inc.

The Company, any Guarantor, the Trustee or any Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications given by publication or electronic delivery will be deemed given on the first date on which publication or electronic delivery is made. Notices (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; four (4) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if transmitted by electronic transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided, that, any notice or communication delivered to the Trustee or any Paying Agent, Registrar or Transfer Agent shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar, or otherwise delivered in accordance with the procedures of the Depositary. Notices otherwise given in accordance with the applicable procedures of Euroclear and Clearstream shall be deemed given on the date sent to Euroclear and Clearstream.

If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company sends a notice or communication to Holders, it will send a copy to the Trustee and each Agent at the same time.

In addition, if and for so long as any of the Notes are listed on the Official List of Euronext Dublin and admitted to trading on the Global Exchange Market and the rules of Euronext Dublin so require, notices with respect to the Notes listed on the Global Exchange will be published through the Companies Announcement Office of Euronext Dublin and/or, to the extent and in the manner permitted by the rules of Euronext Dublin, on the official website of Euronext Dublin provided that any notice or communication delivered to the Trustee or any Paying Agent, Registrar or Transfer Agent shall be deemed effective upon actual receipt thereof.

Section 12.03 [Reserved].

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any of the Guarantors to the Trustee or an Agent to take any action under this Indenture, the Company shall furnish to the Trustee or such Agent, as applicable:

(1) an Officers’ Certificate (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel of (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificate of public officials.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, the Transfer Agent or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of any Agent in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors.

Section 12.11 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. All notices, approvals, consents, requests and any communications hereunder must be in writing, in English and must be in the form of a document that is signed manually or by way of an electronic signature (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other electronic signature provider acceptable to the Trustee). Electronic signatures believed by the Trustee or an Agent to comply with the ESIGN ACT of 2000 or other applicable law shall be deemed original signatures for all purposes. Notwithstanding the foregoing, the Trustee or an Agent may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee or the Agent in lieu of, or in addition to, any document signed via electronic signature. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means)

shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. The Trustee and each Agent agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee and the Agent in its discretion elects to act upon such instructions, the Trustee’s or the Agent’s understanding of such instructions shall be deemed controlling. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications from or on behalf of the Company, or purported to be from or on behalf of the Company, to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 12.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14 Currency of Account; Conversion of Currency.

Initial Holders of the Notes will be required to pay for the Notes in Euros, and principal, premium, if any, and interest payments in respect of the Notes will be payable in Euros, subject to certain exceptions.

If the Euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the Euro is no longer used by the then member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the Euro is again available to the Company or so used. In such circumstances, the amount payable on any date in Euros will be converted to U.S. dollars on the basis of the Market Exchange Rate on the second Business Day before the date that payment is due or, if such Market Exchange Rate is not then available, the rate shall be determined in the Company’s sole discretion on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under this Indenture or the Notes.

Neither the Trustee nor the Paying Agents nor any other Agent will be responsible for obtaining exchange rates, effecting conversions, making any calculations or otherwise handling redenominations.

Section 12.15 Force Majeure

In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God, interruptions, loss or malfunctions of utilities, and communications or computer (software and hardware) services; it being understood that the Trustee and the Agents shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.16 Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.17 FATCA

In order to assist the Trustee and the Paying Agent with their compliance with FATCA, the Company agrees to use commercially reasonable efforts (i) to provide the Trustee and the Paying Agent reasonably available information collected and stored in the Company’s ordinary course of business regarding Holders of the Notes (solely in their capacity as such) and that is necessary for the Trustee’s and any Paying Agent’s determination of whether it has tax related obligations under FATCA and (ii) that the Trustee and any Paying Agent shall be entitled to make any withholding or deduction from payments under this Indenture and the Notes to the extent necessary to comply with FATCA. Nothing in the immediately preceding sentence shall be construed as obligating the Company to make any payment of additional amounts or other “gross up” payment or similar reimbursement in connection with a payment in respect of which amounts are so withheld or deducted.

Section 12.18 USA Patriot Act

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Indenture agree that they shall provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

Section 12.19 Regulatory Matters

(a) The Paying Agent, Registrar and Transfer Agent are authorized and regulated by the Central Bank of Ireland (“CBOI”).

(b) In connection with the worldwide effort against the funding of terrorism and money laundering activities, the Paying Agent, Registrar and Transfer Agent may be required under various national laws and regulations to which they are subject to obtain, verify and record information that identifies each person who opens an account with it. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Paying Agent, Registrar and Transfer Agent shall be entitled to ask for documentation to verify such entity’s formation and legal existence as well as financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

(c) The parties to this Indenture acknowledge and agree that the obligations of Paying Agent, Registrar and Transfer Agent under this Indenture are limited by and subject to compliance by them with EU and US Federal anti-money laundering statutes and regulations. If the Paying Agent, Registrar and Transfer Agent or any of their directors know or suspect that a payment is the proceeds of criminal conduct, such person is required to report such information pursuant to the applicable authorities and such report shall not be treated as a breach by such person of any confidentiality covenant or other restriction imposed on such person under this Indenture, by law or otherwise on the disclosure of information. The Paying

Agent, Registrar and Transfer Agent shall be indemnified and held harmless by the Company from and against all losses suffered by them that may arise as a result of the agents being prevented from fulfilling their obligations hereunder due to the extent doing so would not be consistent with applicable statutory anti-money laundering requirements.

(d) Notwithstanding anything to the contrary in this Indenture or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of Paying Agent, Registrar and Transfer Agent arising under this Indenture or any such other document, to the extent such liability is unsecured or not otherwise exempted, may be subject to the write-down and conversion powers of a Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(1) the application of any Write-Down and Conversion Powers by a Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto; and

(2) the effects of any Bail-in Action on any such liability, including, if applicable: (1) a reduction in full or in part or cancellation of any such liability; (2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such party, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Indenture or any other agreement; or (3) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any Resolution Authority.

(e) For the purpose of this Section 12.19 the following terms shall have the following meanings:

(1) “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority.

(2) “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

(3) “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

(4) “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

(5) “Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority to exercise any Write-down and Conversion Powers.

(6) “Write-Down and Conversion Powers” means, (1) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and (2) any powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and any similar or analogous powers under that Bail-In Legislation.

[Signatures on following pages]

SIGNATURES

Dated as of September 12, 2025

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Name:	Frank W. Hogan, III
Title:	Executive Vice President, General Counsel and Secretary

SILGAN HOLDINGS LLC
SILGAN CORPORATION,
each as a Guarantor

By:	/s/ Frank W. Hogan, III
Name:	Frank W. Hogan, III
Title:	Executive Vice President, General Counsel and Secretary

[Silgan – Signature Page to Indenture]

SILGAN CONTAINERS LLC
SILGAN PLASTICS LLC
SILGAN WHITE CAP LLC
SILGAN CONTAINERS MANUFACTURING CORPORATION
SILGAN PLASTICS CORPORATION
SILGAN TUBES HOLDING COMPANY
SILGAN WHITE CAP CORPORATION
SILGAN WHITE CAP AMERICAS LLC
SILGAN EQUIPMENT COMPANY
SILGAN IPEC CORPORATION
SILGAN PLASTIC FOOD CONTAINERS CORPORATION
PORTOLA PACKAGING LLC
SILGAN DISPENSING SYSTEMS HOLDINGS COMPANY
SILGAN DISPENSING SYSTEMS CORPORATION
SILGAN DISPENSING SYSTEMS SLATERSVILLE LLC
SILGAN DISPENSING SYSTEMS THOMASTON CORPORATION
SILGAN DISPENSING SYSTEMS METAL HOLDINGS CORPORATION
SILGAN DISPENSING SYSTEMS METAL REAL ESTATE CORPORATION
SILGAN DISPENSING SYSTEMS COVIT AMERICA CORPORATION
SILGAN SPECIALTY PACKAGING LLC
SILGAN UNICEP PACKAGING LLC
SILGAN SPECIALTY PACKAGING TRIADELPHIA LLC
WEENER PLASTICS, INC.,
each as a Guarantor

By:	/s/ Frank W. Hogan, III
Name:	Frank W. Hogan, III
Title:	Vice President and Secretary

[Silgan – Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Glen A Fougere
Name:	Glen A Fougere
Title:	Vice President

U.S. BANK EUROPE DAC, UK BRANCH, as Paying Agent

By:	/s/ Shobita Choudhury
Name:	Shobita Choudhury
Title:	Authorised Signatory

By:	/s/ Michael Leong
Name:	Michael Leong
Title:	Authorised Signatory

U.S. BANK EUROPE DAC, as Registrar and Transfer Agent

By:	/s/ Shobita Choudhury
Name:	Shobita Choudhury
Title:	Authorised Signatory

By:	/s/ Michael Leong
Name:	Michael Leong
Title:	Authorised Signatory

[Silgan – Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Face of Note]

COMMON CODE ____________

ISIN ____________

4 1⁄4% Senior Notes due 2031

No. ___	€____________*

SILGAN HOLDINGS INC.

promises to pay      to or its registered assigns,

the principal sum of __________________________________________________________ EUROS on February 15, 2031.

Interest Payment Dates: February 15 and August 15

Record Dates: One Business Day immediately preceding the relevant interest payment date

Dated: ______________________

SILGAN HOLDINGS INC.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Signatory

[Back of Note]

4 1⁄4% Senior Notes due 2031

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. SILGAN HOLDINGS INC., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 4 1⁄4% per annum from September 12, 2025 until maturity. The Company will pay interest semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day and no interest shall accrue or be payable to holders for the intervening period (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be February 15, 2026. The Company will pay interest on overdue principal, premium, if any, additional amounts, if any, and interest on overdue installments of interest to the extent lawful, in each case at the rate specified in this Note.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business one Business Day immediately preceding the relevant Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, additional amounts, if any, and interest at the office or agency of the Paying Agent and Registrar maintained for such purpose, or, at the option of the Company, payment of interest may be made by wire transfer to the Holders pursuant to the wire transfer instructions set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, additional amounts, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be made in Euros, except in certain circumstances. If the Euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or the Euro is no longer used by the then member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the Euro is again available to the Company or so used. In such circumstances, the amount payable on any date in Euros will be converted to U.S. dollars on the basis of the Market Exchange Rate on the second Business Day before the date that payment is due, or if such Market Exchange Rate is not then available, the rate shall be determined in the Company’s sole discretion on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Indenture or the Notes. Neither the Trustee nor the Paying Agent will be responsible for obtaining exchange rates, effecting conversions, making any calculations or otherwise handling redenominations.

(3) PAYING AGENT, TRANSFER AGENT AND REGISTRAR. Initially, U.S. Bank Europe DAC, UK Branch, will act as the Paying Agent and U.S. Bank Europe DAC will act as the Transfer Agent and the Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE. The Company issued the Notes under an Indenture dated as of September 12, 2025 (the “Indenture”) among the Company, the Guarantors, the Trustee, U.S. Bank Europe DAC, UK Branch, as paying agent, and U.S. Bank Europe DAC, as transfer agent and registrar. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company and, so long as Guarantees are in effect for the Guarantors in accordance with the terms of the Indenture, the Guarantors. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to September 15, 2027, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture (including any Additional Notes), upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 104.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant Interest Payment Date) with the Net Cash Proceeds of one or more sales of the Company’s Capital Stock (other than Disqualified Stock); provided that:

(A) at least 50% of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption; and

(B) the notice of redemption is delivered within 180 days of each such equity offering.

(b) At any time prior to September 15, 2027, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes redeemed, plus (ii) the Applicable Premium as of the applicable date of redemption, plus (iii) accrued and unpaid interest, if any, to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c) At any time, in connection with any tender offer for, or other offer to purchase, the Notes, including a Change of Control Offer upon a Change of Control Repurchase Event, in the event that Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer (or other offer to purchase the Notes) and the Company, or any third party making such a tender offer (or other offer to purchase) in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 60 days following the expiration date of such tender offer (or other offer to purchase), to redeem all of the Notes that remain outstanding following such purchase at a redemption price in cash equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such tender offer (or other offer to purchase), plus, to the extent not included in the tender offer payment (or payment pursuant to another offer to purchase), accrued and unpaid interest, if any, to the date of redemption. In determining whether the Holders of at least 90.0% of the aggregate principal of the then outstanding Notes have validly tendered and not withdrawn such Notes in a tender offer or other offer to purchase, such calculation shall include all Notes owned of such series by any of the Company’s Affiliates (notwithstanding any provision of the Indenture to the contrary).

(d) Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company’s option prior to September 15, 2027.

(e) On or after September 15, 2027, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2027	102.125%
2028	101.0625%
2029 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem the Notes as provided in Article 3 of the Indenture within 60 days after the Change of Control Repurchase Event, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to €100,000 and integral multiples of €1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to but excluding the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control Repurchase Event, the Company will deliver a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(8) NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Company will send or cause to be sent a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of €100,000 or integral multiples of €1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or repurchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or repurchased.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of €100,000 or integral multiples of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company and/or the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11) PAYMENT OF ADDITIONAL AMOUNTS ON THE NOTES. All payments under or with respect to the Notes by or on behalf of the Company will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, assessments or other governmental charges (including, without limitation, penalties and interest and other similar liabilities related thereto) (“Taxes”) unless the withholding or deduction of such Taxes is required by law. If any withholding or deduction for, or on account of, any Taxes imposed or levied by or on behalf of the United States or any taxing jurisdiction thereof or therein will at any time be required to be made from any payments made by or on behalf of the Company under or with respect to the Notes, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Company will, subject to the exceptions and limitations set forth below, pay such additional amounts (the “additional amounts”) as will result in receipt by each beneficial owner of a Note that is not a United States person (as defined below) of such amounts (after all such withholding or deduction, including any such withholding or deduction from additional amounts) as would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(a) to any Taxes, to the extent such Taxes would not have been imposed but for the Holder (or the beneficial owner for whose benefit such Holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary Holder, being considered as:

(A) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(B) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of such Notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident or treated as a resident of the United States or being or having been present in the United States;

(C) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(D) being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provisions; or

(E) being or having been a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code or any successor provisions;

(b) to any Taxes, to the extent such Taxes are imposed on or made with respect to any payment by the Company to a Holder that is not the sole beneficial owner of such Notes, or a portion of such Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(c) to any Taxes which would not have been imposed but for the failure of the Holder or beneficial owner of the Notes to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party, as a precondition to partial or complete exemption from such Taxes (including, but not limited to, the requirement to provide Internal Revenue Service (“IRS”) Form W-8BEN, Form W-8BEN-E, Form W-8ECI, Form W-8IMY (and related documentation) or any subsequent versions thereof or successor thereto) and such Holder or beneficial owner is legally eligible to provide such certification or other documentation;

(d) to any Taxes, to the extent such Taxes are imposed otherwise than by withholding from the payment;

(e) to any estate, inheritance, gift, sales, transfer, personal property, wealth or similar Taxes;

(f) to any Taxes, to the extent such Taxes would not have been imposed or levied but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(g) to any Taxes, to the extent such Taxes are imposed under sections 1471 through 1474 of the Code as of the Issue Date (or any amended or successor provisions that are substantively comparable and not materially more onerous to comply with), any regulations thereunder or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Code as of the Issue Date (or any amended or successor provisions described above) or any fiscal or regulatory legislation adopted pursuant to any intergovernmental agreement implementing the foregoing; or

(h) in the case of any combination of items (a) through (g) above.

In addition to the foregoing, the Company will pay and indemnify the Trustee, any Paying Agent, any other Agent, any Holder or any beneficial owner for any present or future stamp, issue, registration, transfer, court, documentary, excise, property or similar Taxes levied by the United States or any taxing authority thereof or therein on the execution, delivery or registration of any of the Notes (other than on or in connection with a transfer of the Notes that occurs after the initial sale by the Initial Purchasers thereof), the Indenture or any other document or instrument referred to therein, or the receipt of any payments with respect thereto (limited, solely in the case of Taxes attributable to the receipt of any payments with respect thereto, to any such Taxes that are not excluded under clauses (a) through (c) and (e) through (g) or any combination thereof) or any such Taxes levied by any taxing jurisdiction on the enforcement of any of the Notes, the Indenture or any other document or instrument referred to herein.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this Section 11 and the Indenture, the Company will not be required to make any payment for any Taxes imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this Section 11, the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, any entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia, or any entity treated as an estate or trust for U.S. federal income tax purposes the income of which is subject to U.S. federal income taxation regardless of its source.

It is understood that neither the Trustee nor any Agent shall have any responsibility whatsoever to determine if a payment of additional amounts are due or to calculate or verify any such amounts.

(12) REDEMPTION OF NOTES FOR TAX REASONS. If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under such laws) of the United States or any taxing jurisdiction thereof or therein affecting taxation, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in published administrative practice), which change or amendment has not been publicly announced before and becomes effective on or after September 3, 2025, the Company would become obligated, on the next date on which any amount would be payable in respect of the Notes, to pay additional amounts as described herein under Section 3.09 with respect to the Notes (such change or amendment, a “Change in Tax Law”), then the Company may at its option redeem, in whole but not in part, the Notes at any time upon giving not less than 10 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the Notes being redeemed to, but excluding, the date fixed by the Company for redemption (the “Tax Redemption Date”), and all additional amounts (if any) then due and that will become due on or before the Tax Redemption Date as a result of the redemption or otherwise.

The Company will not give any such notice of redemption earlier than 90 days prior to the earliest date on which the Company would be obligated to make such payment or withholding if a payment in respect of the Notes were then due, and unless at the time such notice is given, the obligation to pay additional amounts remains in effect.

Upon receiving such notice of redemption, each Holder of Notes will have the right to elect to not have its Notes redeemed, in which case the Company will not be obligated to pay any additional amounts on any payment with respect to such Notes after the Tax Redemption Date (or, if the Company fails to pay the redemption price on the Tax Redemption Date, after such later date on which the Company pays the redemption price) solely as a result of such Change in Tax Law that resulted in the obligation to pay such additional amounts, and all future payments with respect to such Notes will be subject to the deduction or withholding of such taxes required by law to be deducted or withheld as a result of such Change in Tax Law.

A Holder electing to not have its Notes redeemed must deliver to the Paying Agent a written notice of election so as to be received by the Paying Agent prior to the close of business on the Business Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the redemption price on the Tax Redemption Date, such later date on which the Company pays the redemption price). A Holder may withdraw any notice of election by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Tax Redemption Date (or, if the Company fails to pay the redemption price on the Tax Redemption Date, such later date on which the Company pays the redemption price). If no election is made, the Holder will have its Notes redeemed without any further action.

(13) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of Notes, the Company, the Guarantors; provided that a Guarantee is in effect for such Guarantor in accordance with the terms of the Indenture, and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees to cure any ambiguity, error, defect or inconsistency, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Guarantees to the extent required under the Indenture by a successor to the Company or such Guarantor, to make any change that would provide any additional rights or benefits to the Holders or does not materially and adversely affect the legal rights under the Indenture of any Holder, to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date hereof, to allow any Restricted Subsidiary to execute a supplemental indenture to the Indenture and/or a Guarantee with respect to the Notes, to secure the Notes; to release any Liens granted in favor of the Holders pursuant to the first paragraph of Section 4.07 of the Indenture upon release of the Lien securing the underlying obligation that gave rise to such Lien; or to conform the text of the Indenture or the Notes to any provision of the “Description of the Notes” section of the offering memorandum pursuant to which the Notes were offered to the extent that such a provision in such “Description of the Notes” section was intended to be a verbatim recitation of a provision to comply with any requirements of the Indenture or the Notes.

(14) DEFAULTS AND REMEDIES. Events of Default include: (i) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium on, if any, the Notes; (ii) default in the payment when due of interest on the Notes and such default continues for a period of 30 days, (iii) failure by the Company for 30 days after receipt of notice to the Company specifying the default from the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions of Section 4.09 of the Indenture; (iv) default by the Company or any breach by the Company of any other covenant or agreement in the Indenture or in the Notes (other than a default specified in clause (i), (ii) or (iii) of this section) and the default or breach continues for a period of 90 consecutive days after the Company receives written notice from the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of such other covenants or agreements in the Indenture; (v) there occurs with respect to any issue or issues of the Company’s Indebtedness or the Indebtedness of any Significant Subsidiary (other than a receivables securitization entity) having an outstanding principal amount of $300 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists, or shall be created after the date of the Indenture (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 45 days after the Company receives notice from the Trustee or Holders of at least 30% of the aggregate principal amount of Notes then outstanding of such acceleration; and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity (after giving effect to any grace period provided in such Indebtedness) and such defaulted payment shall not have been made, waived or extended within 45 days after the Company receives notice from the Trustee or Holders of at least 30% of the aggregate principal amount of Notes then outstanding of such payment default; (vi) any final judgment or order (not covered by insurance) for the payment of money in excess of $300 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be stayed, waived, paid or discharged, and there shall be any period of 90 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not stayed, waived, paid or discharged against all such Persons to exceed $300 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (vii) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; (viii) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; and (ix) except as permitted by the Indenture, any Guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its obligations under its Guarantee. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee may (but shall not be obligated to) withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest) if it determines that withholding notice is in their interest (it being understood that the Trustee does not have an affirmative duty to make such determination). The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest on, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a written notice specifying such Default or Event of Default within five (5) Business Days.

(15) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(16) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(17) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(18) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(19) [RESERVED].

(20) COMMON CODE NUMBERS. The Company has caused Common Code numbers to be printed on the Notes, and the Trustee may use Common Code numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(21) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Silgan Holdings Inc.

601 Merritt 7

Floor 1

Norwalk, Connecticut 06851

Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee or an Agent).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 of the Indenture, check the appropriate box below:

☐ Section 4.09

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount you elect to have purchased:

€_______________

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee or an Agent).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Registrar or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Silgan Holdings Inc.

601 Merritt 7

Floor 1

Norwalk, Connecticut 06851

Attention: General Counsel

U.S. Bank Europe DAC, as Transfer Agent and Registrar

Block F1, Cherrywood Business Park,

Cherrywood, Dublin 18,

D18 W2X7, Ireland

Email: CDRM@usbank.com

Attention: Relationship Management Group

U.S. Bank Trust Company, National Association, as Trustee

Global Corporate Trust

1 Federal Street, 3rd Floor

Boston, MA 02110

United States of America

Attention: Global Corporate Trust – Silgan Holdings Inc.

E-mail: glen.fougere@usbank.com

Re: 4 1⁄4% Senior Notes due 2031 (Common Code [⚫])

Reference is hereby made to the Indenture, dated as of September 12, 2025 (the “Indenture”), among Silgan Holdings Inc., as issuer (the “Company”), the Guarantors, U.S. Bank Trust Company, National Association, as trustee, U.S. Bank Europe DAC, UK Branch, as paying agent, and U.S. Bank Europe DAC, as registrar and transfer agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of €___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private

Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of

Notes at the time of transfer of less than $250,000 (or an equivalent aggregate principal amount of Notes), an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (Common Code _________), or

		(ii)	☐ Regulation S Global Note (Common Code _________), or

		(iii)	☐	IAI Global Note (Common Code _________); or

	(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (Common Code _________), or

		(ii)	☐	Regulation S Global Note (Common Code _________), or

		(iii)	☐	IAI Global Note (Common Code _________); or

		(iv)	☐	Unrestricted Global Note (Common Code _________); or

	(b)	☐	a Restricted Definitive Note; or

	(c)	☐	an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Silgan Holdings Inc.

601 Merritt 7

Floor 1

Norwalk, Connecticut 06851

Attention: General Counsel

U.S. Bank Europe DAC, as Transfer Agent and Registrar

Block F1, Cherrywood Business Park,

Cherrywood, Dublin 18,

D18 W2X7, Ireland

Email: CDRM@usbank.com

Attention: Relationship Management Group

U.S. Bank Trust Company, National Association, as Trustee

Global Corporate Trust

1 Federal Street, 3rd Floor

Boston, MA 02110

United States of America

Attention: Global Corporate Trust – Silgan Holdings Inc.

E-mail: glen.fougere@usbank.com

Re: 4 1⁄4% Senior Notes due 2031 (Common Code [⚫])

Reference is hereby made to the Indenture, dated as of September 12, 2025 (the “Indenture”), among Silgan Holdings Inc., as issuer (the “Company”), the Guarantors, U.S. Bank Trust Company, National Association, as trustee, U.S. Bank Europe DAC, UK Branch, as paying agent, and U.S. Bank Europe DAC, as registrar and transfer agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of €____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the U.S. Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Silgan Holdings Inc.

601 Merritt 7

Floor 1

Norwalk, Connecticut 06851

Attention: General Counsel

U.S. Bank Europe DAC, as Transfer Agent and Registrar

Block F1, Cherrywood Business Park,

Cherrywood, Dublin 18,

D18 W2X7, Ireland

Email: CDRM@usbank.com

Attention: Relationship Management Group

U.S. Bank Trust Company, National Association, as Trustee

Global Corporate Trust

1 Federal Street, 3rd Floor

Boston, MA 02110

United States of America

Attention: Global Corporate Trust – Silgan Holdings Inc.

E-mail: glen.fougere@usbank.com

Re: 4 1⁄4% Senior Notes due 2031 (Common Code [⚫])

Reference is hereby made to the Indenture, dated as of September 12, 2025 (the “Indenture”), among Silgan Holdings Inc., as issuer (the “Company”), the Guarantors, U.S. Bank Trust Company, National Association, as trustee, U.S. Bank Europe DAC, UK Branch, as paying agent, and U.S. Bank Europe DAC, as registrar and transfer agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of €____________ aggregate principal amount (the “Notes”) of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the U.S. Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the

D-1

Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000 (or an equivalent aggregate principal amount of Notes), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _______________________

D-2

EXHIBIT E

[RESERVED]

E-1

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [⚫], among [⚫] (the “Guaranteeing Subsidiary”), a subsidiary of Silgan Holdings Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein), U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”), U.S. Bank Europe DAC, UK Branch (“U.S. Bank Europe DAC”), as paying agent, and U.S. Bank Europe DAC (together with U.S. Bank Europe DAC, “U.S. Bank Europe”), as registrar and transfer agent.

W I T N E S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee and U.S. Bank Europe an indenture (the “Indenture”), dated as of September 12, 2025, providing for the issuance of 4 1⁄4% Senior Notes due 2031 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Agents a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Agents are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Agents and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

F-1

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE AND THE AGENTS. The Trustee and the Agents shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company. All of the provisions contained in the Indenture in respect to the rights, privileges, immunities, indemnities, powers, and duties of the Trustee and the Agents shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

SILGAN HOLDINGS INC.

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

U.S. BANK EUROPE DAC, UK BRANCH, as Paying Agent

By:
Authorized Signatory

U.S. BANK EUROPE DAC, as Registrar and Transfer Agent

By:
Authorized Signatory

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